Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$373,539
Unrealized Gain (Loss) on Market Value of Futures	(526,289)
Dividend Income	79
Interest Income	156
Total Income (Loss)	$(152,515)

Expenses
Investment Advisory Fee	$5,572
SEC & FINRA Registration Expense	620
Brokerage Commissions	538
NYMEX License Fee	139
Non-interested Directors' Fees and Expenses	93
Prepaid Insurance Expense	59
Other Expenses	7,377
Total Expenses	14,398
Expense Waiver	(5,984)
Net Expenses	$8,414
Net Income (Loss)	$(160,929)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$10,881,455
Net Income (Loss)	(160,929)

Net Asset Value End of Month	$10,720,526
Net Asset Value Per Unit (300,000 Units)	$35.74

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502